Exhibit 32.1
CERTIFICATION OF PERIODIC REPORT
We, J. Matthew Darden, Co-Chairman and Chief Executive Officer, Frank M. Svoboda, Co-Chairman and Chief Executive Officer, and Thomas P. Kalmbach, Executive Vice President and Chief Financial Officer, of Globe Life Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of our knowledge:

(1)the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated:  November 6, 2023

/s/ J. Matthew Darden
J. Matthew Darden Co-Chairman and Chief Executive Officer

/s/ Frank M. Svoboda
Frank M. Svoboda Co-Chairman and Chief Executive Officer

/s/ Thomas P. Kalmbach
Thomas P. Kalmbach Executive Vice President and Chief Financial Officer